Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated April 6, 2006) of Lincoln National Corporation pertaining to the Jefferson-Pilot Corporation Teamshare Plan and Jefferson-Pilot Corporation Non-Employee Directors’ Stock Option Plan of our report dated June 27, 2005, with respect to the financial statements and schedules of the Jefferson-Pilot Corporation Teamshare Plan for the year ended December 31, 2004, included in its Annual Report (Form 11-K), filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 dated April 6, 2006) of Lincoln National Corporation pertaining to the Jefferson-Pilot Corporation Teamshare Plan and Jefferson-Pilot Corporation Non-Employee Directors' Stock Option Plan of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedules of Jefferson-Pilot Corporation, Jefferson-Pilot Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jefferson-Pilot Corporation, incorporated by reference in the Lincoln National Corporation Current Report (Form 8-K) dated April 3, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greensboro, North Carolina
March 31, 2006